Exhibit 23.1

201 South Main Street		Mark E. Lehman
Suite 1800
Salt Lake City, Utah
84111-2218		Direct Dial
Post Office Box 45898		(801) 532-1234
Salt Lake City, Utah	Salt Lake City, UT ¿ Las Vegas, NV ¿ Reno, NV	E-Mail
84145-0898		MLehman@pasrsonsbehle.com
Telephone 801 532-1234
Facsimile 801 536-6111

August 14, 2008

Board of Directors

UCN, Inc.

7730 South Union Park Avenue, Suite 500

Midvale, UT 84047

Re:    Post-Effective Amendment No. 2

         Registration Statement on Form S-8, SEC File No. 333-116055

Gentlemen:

We refer to above-referenced Post-Effective Amendment No. 2 to the registration statement on Form S-8 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), being filed by UCN, Inc., a Delaware corporation, with the U.S. Securities and Exchange Commission (the “SEC”).

We hereby consent to the use of our name wherever appearing in the Registration Statement, including the Reoffer Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely,

/s/ Parsons Behle & Latimer
Parsons Behle & Latimer